Exhibit 99.2

IA GLOBAL ANNOUNCES REVENUE GUIDANCE OF $11.0- $13.0 MILLION FOR DECEMBER, 2007 QUARTER AND $13.0- $15.0 MILLION FOR THE MARCH, 2008 QUARTER

SAN FRANCISCO, CA November 20, 2007/Business Wire/

IA Global, Inc. (Amex: IAO) announced today revenue guidance of $11.0 to $13.0 million for the three months ended December 31, 2007 and $13.0 to $15.0 million for the three months ended March 31, 2008. The company expects FY 2007/8 revenue of $36.0 to $40.0 million as compared to $22.0 million in FY 2006/7. This is based on exchange rates of 113 and 110 in the three months ended December 31, 2007 and March 31, 2008, respectively.

The company’s CEO, Derek Schneideman, said, “Global Hotline, Inc. began selling under an insurance contract in September 2007 and a telecommunication contract with a Tier 1 telecommunications company starting October 1, 2007. In addition, we closed the acquisition of the Outsourcing Business Division on October 22, 2007, subject to the closing of financing. With the favorable foreign exchange rate, we are confident that IA Global will achieve significant revenue growth for the three months ended December 31, 2007 and March 31, 2008 and in 2008/9.”

In addition, Mr. Schneideman said, “The focus of management at both the corporate and subsidiary level will now be directed at delivering profitability on both a Japanese GAAP and US GAAP basis. We anticipate that this focus on profitability will cause a slight slow down in revenue growth in 2008/9, and infrastructure build-out costs, particularly during Q1 and Q2 of FY 2008/9, but will cause a commensurate decrease in the operating costs to revenue ratio and result in a strong move towards greater profitability. The company’s core overall strategies remain unchanged, those being expansion and growth through complementary or synergistic acquisitions in the Asia/Pacific region. The company continues to evaluate potential acquisitions, each of which are in varying states of review. The company is specifically focused on acquisitions that will deliver early profit contributions at the subsidiary and holding company levels. We anticipate our Human Capital and Resources business investments to commence profit contributions within this fiscal year.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, in FY 2007/8 the Company is actively expanding investments in the business process outsourcing, human capital and resources, and B2B sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass Hong Kong/China, the Philippines/Singapore, and India and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd and 36.0% in Australian Secured Financial Limited and is a 100% owner of Global Outsourcing Co Ltd.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning the profitability, revenue and revenue growth, target markets and sectors and the Asia Global B2B strategy are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.